                                                                    EXHIBIT 10.5


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT is made and entered into as of the 8/th/ day of May, 1999, by and between BCT International, Inc., a Delaware corporation (the "Company"), and Peter T. Gaughn (the "Executive").
                                       ---------

                            Preliminary Statements:
                            ----------------------

     WHEREAS, the Company desires to secure the services of the Executive, and the Executive desires to furnish such services to the Company upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Executive, by reason of the nature of the Executive's duties, will be provided access to the Company's trade secrets and other confidential information and the Company desires to maintain the confidentiality of the same.

                                  Agreement:
                                  ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.   Employment.
          ----------

          1.1  General.  The Company hereby agrees to employ the Executive, and
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the Executive hereby agrees to serve the Company, on the terms and subject to the conditions set forth herein.

          1.2  Duties of Executive.  During the term of this Agreement, the
               -------------------
Executive shall serve as the President and Chief Executive Officer of the Company, shall diligently perform all services as may be assigned to him by the Company's Board of Directors (the "Board"), and shall exercise such power and
                                   -----
authority as may from time to time be delegated to him by the Board. The Executive shall be responsible for management and supervision of all day-to-day operations of the Company. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

          1.3  Directorship.  The Executive is a director of the Company, and
               ------------
for so long as he is employed under this Agreement, the Company's Board of Directors shall nominate him for reelection by the Company's shareholders to the Board at each annual meeting at which his seat is up for reelection.

     2.   Term.
          ----

          2.1  Initial Term.  The initial term of this Agreement and the
               ------------
employment of the Executive hereunder shall be for the period from the date hereof through ____ , 2002 (the "Initial Term"), unless sooner terminated in
                                 ------------
accordance with the terms and conditions hereof.

          2.2  Renewal Terms.  The Initial Term of this Agreement, and the
               -------------
employment of the Executive hereunder, shall be automatically renewed and extended for successive one-year terms unless either party gives written notice of non-renewal to the other party at least three months before the third anniversary of this Agreement or the relevant anniversary date thereafter. If timely notice of non-renewal is given, then this Agreement, and the employment of the Executive hereunder shall automatically terminate upon the expiration of the Initial Term or the then effective renewal term, as the case may be.

     3.   Compensation.
          -------------

          3.1  Base Salary.  The Executive shall receive a base salary at the
               -----------
following annual rates (the "Base Salary") during the Initial Term of this
                             -----------
Agreement:

          Period                 Base Salary
          ------                 -----------

          4/1/99 - 3/31/00       $250,000
          4/1/00 - 3/31/01       $262,500
          4/1/01 - 3/31/02       $275,625

The Base Salary shall be payable in equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. If the term of this Agreement shall be renewed and extended as provided in Section 2.2 hereof, then during such renewal term of his employment hereunder the Executive shall be paid a base salary reflecting an increase of at least 5% per year.

          3.2  Incentive Compensation.
               ----------------------

               (a) In addition to the Base Salary, the Executive shall be entitled to receive annual incentive compensation (the "Incentive Compensation")
                                                        ----------------------
for the fiscal year ended February 29, 2000, and each fiscal year thereafter ending during the term of the Executive's employment hereunder equal to (i) 2.5% of the Company's Operating Income (as defined below) for the fiscal year up to the level of the prior fiscal year's Operating Income, plus 10% of the Operating Income in excess of such level. For purposes of this Agreement, "Operating Income" shall mean the Company's consolidated pretax income computed in accordance with generally accepted accounting principles, consistently applied ("GAAP") before taking into account any "extraordinary items" (as defined by GAAP).

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

               (b) For purposes of this Agreement, the amount of Incentive Compensation payable with respect to any fiscal year or portion thereof (net of any tax or other amount properly withheld therefrom) shall be paid by the Company to the Executive on or before the later of (i) three months after the end of the fiscal year or (ii) completion of the Company's audited financial statements for such year.

               (c) Notwithstanding the foregoing, the Incentive Compensation payable to the Executive for the fiscal year ended February 29, 2000, shall not exceed $125,000, and the Incentive Compensation payable for any fiscal year shall not exceed the Base Salary for that year.

               (d) The Company shall permit the Executive or his designated representative, on reasonable advance notice, from time to time to review the Company's books and records relevant to the calculation of the Incentive Compensation. The Executive shall bear the entire cost of such review.

          3.3  Stock Options.
               --------------

               (a) Immediately upon the execution of this Agreement, the Company shall grant to the Executive 10-year options to purchase 400,000 shares of the Company's common stock at a price per share equal to the closing price of the common stock on the Nasdaq National Market on the immediately preceding trading day. These options shall be "non-qualified" options and shall vest 25% upon execution of this Agreement and 15% on each of the first five anniversaries of this Agreement provided that the Executive is still employed by the Company on each such anniversary. In the event that the Executive's employment by the Company is terminated for any reason, his unvested options shall immediately be canceled. The Executive's options shall fully vest upon the occurrence of an event described in Section 7(b) of the Company's 1995 Stock Option Plan, as amended through the date of this Agreement (a "Change in Control").

               (b) Simultaneous with each payment of Incentive Compensation to the Executive the Company shall grant to the Executive further non-qualified stock options with an exercise price equal to the closing price of the Company's common stock on the trading day immediately preceding the payment date. Each such option grant shall provide for the right to purchase the number of shares of common stock equal to the amount of the relevant Incentive Compensation payment divided by the relevant exercise price. The options granted pursuant to this Section 3.3(b) shall be exercisable for 10 years from the date of grant and shall vest 25% on the grant date and 15% on each of the first five anniversaries of the grant date provided that the Executive is still employed by the Company on each such anniversary. In the event that the Executive's employment is terminated for any reason, his unvested options shall immediately be canceled. These options shall be fully vested upon a Change in Control.

     4.  Expense Reimbursement and Other Benefits.
         ----------------------------------------

         4.1    Expense Reimbursement.  The Executive shall be entitled to
                ---------------------
reimbursement by the Company for all reasonable business expenses incurred by him in connection with the

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

performance of his duties hereunder; provided, however, that such entitlement is
                                     --------  -------
conditioned upon the Executive providing the Company with appropriate documentation of such expenses in accordance with Company policy.

          4.2  Car Allowance.  The Company shall pay to the Executive a car
               -------------
allowance of $1,000 per month during the first year of his employment hereunder. The amount of this allowance shall increase by 5% per year during subsequent years.

          4.3  Relocation Expenses.  The Company will reimburse the Executive
               -------------------
for standard and reasonable closing costs relating to the sale of his current residence and the purchase of a new residence in South Florida, as well as for reasonable moving expenses for the Executive and his family and reasonable temporary lodging expenses for the Executive and his family for a period not to exceed six months. All payments under this Section 4.3 shall be "grossed up" to result in receipt by the Executive on an after-tax basis of the reimbursable amounts.

          4.4  Other Benefits.  The Executive shall be entitled to participate
               --------------
in all medical, dental, hospitalization, disability and group life insurance plans, the 401(k) plan and any and all other employee benefit plans, as are
presently and hereafter provided by the Company to its executives.   Without
limiting the generality of the foregoing, (i) the Company shall provide to the Executive for the benefit of his designated beneficiaries term life insurance coverage of at least $1,000,000, (ii) the Executive shall receive disability insurance coverage providing for payment of 70% of his Base Salary in the event that he is unable to perform his duties hereunder due to a disability and (iii) the Company shall maintain directors' and officers' liability insurance coverage
equivalent to that in place on the date of this Agreement.   The Executive shall
be entitled to four weeks vacation per year in accordance with the Company's prevailing policy for its executives; provided, however, that in no event may a
                                      --------  -------
vacation be taken when to do so could reasonably be expected to materially and adversely affect the Company's business and unused vacation time shall not be carried over to any subsequent year.

          4.5  Indemnification.  The Company agrees to defend, indemnify and
               ---------------
hold harmless the Executive for acts in his capacity as an officer or director to the fullest extent permitted by Delaware corporate law as of the date of this Agreement (or as such right of indemnity may be increased in the future). The Company agrees to advance on behalf of the Executive the reasonable costs of defending any action or investigation (including reasonable attorneys' fees and expenses) arising from the Executive's performance of his duties under this Agreement, subject to an undertaking from the Executive to repay the Company if the Executive is determined not to be entitled to such indemnity by a court of competent jurisdiction; provided, however, that the Company shall first have the opportunity to defend the Executive so long as counsel hired by the Company does not have a conflict of interest in connection with representation of both the Company and the Executive and the Executive approves of such counsel, which approval shall not be unreasonably withheld.

          5.   Termination.
               -----------

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

          5.1  Termination for Cause.  The Company shall at all times have the
               ---------------------
right, upon written notice to the Executive, to terminate the Executive's employment hereunder for Cause (as hereinafter defined). For purposes of this Agreement, the term "Cause" shall mean (a) a willful breach by the Executive of
                     -----
any of the material terms or provisions of this Agreement, (b) commission by the Executive of an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or dishonesty against the property or personnel of the Company, or (c) willful or reckless conduct by the Executive which the Board in good faith reasonably determines could be expected to have a material adverse effect on the business, assets, properties, results of operations, financial condition or prospects of the Company; provided, however that the Executive may not be terminated pursuant to this Section 5.1(d) unless he is first given written notice of his improper conduct and fails to correct it within 30 days after receipt of such notice. Upon any termination pursuant to this Section 5.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of
Section 4.1).

          5.2  Disability.  The Company shall at all times have the right, upon
               ----------
written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, become unable to perform his duties hereunder for in excess of 60 consecutive calendar days or 90 calendar days in any 12-month period. Upon any termination pursuant to this Section 5.2, (a) the Company shall pay to the Executive (i) immediately any unpaid amounts of his Base Salary accrued through the effective date of termination, plus (ii) in
                                                               ----
accordance with Section 3.2(b), an amount equal to any earned but unpaid Incentive Compensation payable with respect to the prior fiscal year plus the Incentive Compensation, if any, payable to him in respect of the fiscal year in which such termination occurs, prorated for the period of service by the Executive from the beginning of such year through the date of termination, and
(b) the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

          5.3  Death.  In the event of the death of the Executive during the
               -----
term of his employment hereunder, (a) the Company shall pay to the deceased Executive's designated beneficiary or, if no beneficiary has been designated, the deceased Executive's estate (i) immediately any unpaid amounts of his Base Salary accrued through the date of his death, plus (ii) in accordance with
                                              ----
Section 3.2(b), an amount equal to any earned but unpaid Incentive Compensation payable with respect to the prior fiscal year plus the Incentive Compensation, if any, payable to him in respect of the fiscal year in which such death occurs, prorated for the period of service by the Executive from the beginning of such year through the date of his death, and (b) the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1).

          5.4   Termination Without Cause.
                -------------------------

                The Company shall have the right to terminate the Executive's employment hereunder without cause upon at least 30 days' prior written notice to the Executive; provided, however, that the Company shall pay to the Executive
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(i) on the effective date of termination specified in the notice, any unpaid
Base Salary accrued through the effective date of termination, (ii) his then-effective Base Salary, in equal installments consistent with the Company's normal payroll practices, from the termination date until the later of 12 months from the termination date or 36 months from the date of this Agreement, and
(iii) in accordance with Section 3.2(b), an amount equal to any earned but unpaid Incentive Compensation payable with respect to the prior fiscal year plus the Incentive Compensation, if any, payable in respect of the fiscal year in which such termination occurs, prorated for the period of service by the Executive from the beginning of such year through the date of termination. Upon such termination and payments, the Company shall have no further liability under this Agreement (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1). Within 30 days following the consummation of a Change in Control, the Executive shall have the option to resign from his employment by written notice to the Company, in which case the resulting termination shall be deemed a termination without cause by the Company and the Executive shall be entitled to the compensation set forth in Section 5.4 and, in addition, all unvested stock options held by the Executive shall immediately vest.

          5.5  Termination by the Executive.  Effective at any time at least two
               ----------------------------
years after the commencement of the Executive's employment hereunder, the Executive shall have the right to terminate his employment hereunder upon at least six months' prior written notice to the Company. In the event of such termination, the Company shall pay to the Executive (i) on the effective date of termination specified in the notice, any unpaid Base Salary accrued through the effective date of termination, and (ii) in accordance with Section 3.2(b), an amount equal to any earned but unpaid Incentive Compensation payable with respect to the prior fiscal year plus the Incentive Compensation, if any, payable in respect of the fiscal year in which such termination occurs, prorated for the period of service by the Executive from the beginning of such year through the date of termination. Upon such termination and payments, the Company shall have no further liability under this Agreement (other than for reimbursement of reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

     6.   Restrictive Covenants.
          ---------------------

          6.1   Non-competition.  While employed by the Company and during the
                ---------------
Non-competition Period (as hereinafter defined), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, limited liability company, corporation or business or any other person or entity other than the Company, its subsidiaries or affiliates (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant, franchisee or otherwise) that directly or indirectly engages in a business similar to the Company's and/or its franchisees' then-existing wholesale printing business anywhere such business is then conducted by the Company and/or its franchisees (as may reasonably be determined by the Company to be the appropriate geographical market(s) for such products); provided, however, that
                                                       --------  -------
nothing contained herein shall be deemed to prevent or restrict the Executive from owning up to 1% of the shares of any class of capital stock of any corporation whose shares are listed on a national securities exchange or are regularly traded in the over-the-counter market; provided that the Executive
                                                 --------
does not actively participate or engage in the conduct of the business of any such other corporation. For purposes of this Section 6.1, the term "Non-
                                                                    ----
competition Period" shall mean (a) in the event the Executive's employment is
------------------
terminated pursuant to Section 5.4 or 5.5, one year following the effective date of such termination, or (b) in the event the Executive's employment hereunder is terminated pursuant to Section 5.1, a period of two years following the date his employment is terminated.

          6.2   Nondisclosure.  The Executive shall not divulge, communicate, or
                -------------
use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information pertaining to the business of the Company. For purposes hereof, "confidential information" means information, including but not limited to, technical or non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, or list of actual or potential customers or suppliers, that is both: (i) sufficiently secret to derive economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and (ii) the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Any confidential information now known or hereafter acquired by the Executive with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all of such information. The provisions of this Section 6.2 shall not apply to information which is or shall become generally known to the public or the trade (except by reason of the Executive's breach of his obligations hereunder), information which is or shall become available in trade or other publications (except by reason of the Executive's breach of his obligations hereunder), and information which the Executive is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when reasonably possible, if the Executive shall give the Company prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate).

          6.3   Non-solicitation of Employees and Customers.  While employed by
                -------------------------------------------
the Company and for the relevant Non-competition Period thereafter, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, limited liability company, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

          6.4   Books and Records.  All books, records and accounts relating in
                -----------------
any manner to the business, customers, suppliers or clients of the Company and all other documents, disks, software or other items containing confidential information relating to the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately, together with any copies, to the

Company on termination of the Executive's employment hereunder or on the Company's request at any time.

     7.   Injunction.  It is recognized and hereby acknowledged by the parties
          ----------
hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Florida.

     9.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between and among the Executive and the Company (or any of their affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     10.  Notices.  Any notice required or permitted to be given hereunder
          -------
shall be deemed given when delivered by hand, by facsimile or three business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, (i) if to the Company, to the address of the Company's principal offices in Fort Lauderdale, Florida, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

     11.  Benefits; Binding Effect.  This Agreement shall be for the benefit
          ------------------------
of and binding upon the parties hereto and their respective heirs, personal representative, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise; provided, however, that under no circumstances may the Executive delegate his employment obligations hereunder or any portion thereof.

     12.  Severability.  The invalidity of any one or more of the words,
          ------------
phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     13.    Waiver.  The waiver by either party hereto of a breach or violation
            ------
of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     14.    Arbitration; Litigation.  Except for the relief provided for in
            -----------------------
Section 7, any controversy or claim arising out of or relating to this Agreement or the breach or validity of any part hereof shall be settled solely through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have substantial knowledge and experience in the operation of companies doing business in fields similar to the Company's. The arbitration shall be conducted in Broward County, Florida. Expenses of the arbitration, including the arbitrator's fees, shall be shared equally by the parties, with the prevailing party entitled to reimbursement by the non-prevailing party. In addition, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and expenses incurred in connection with such arbitration and any litigation arising hereunder at all levels, including before the filing of suit or demand for arbitration.

     15.    Section Headings.  The section headings contained in this Agreement
            ----------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

     16.    No Third Party Beneficiary.  Nothing expressed or implied in this
            --------------------------
Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     17.    Subsidiaries.  All references to the "Company" in this Agreement,
            ------------
including but not limited to those in Section 6, shall be deemed to include any and all of the Company's direct and indirect subsidiaries to the extent the context may require.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              BCT INTERNATIONAL, INC.

                              By: William A. Wilkerson,
                                  ----------------------------------
                                  William A. Wilkerson, Chairman

                              Peter T. Gaughn
                              -----------------------------------
                              PETER T. GAUGHN